UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): April 25, 2012

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crosby Drive

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 25, 2012, Acme Packet UK Limited (“Acme UK”), a United Kingdom corporation and a wholly-owned subsidiary of Acme Packet, Inc. (“Acme Packet”), IPTEGO GmbH, a German corporation (“IPTEGO”), ICSLT GmbH, a German corporation (“ICSLT”), Intel Capital Corporation, a Delaware corporation (“Intel”), FCPI La Banque Postale Innovation 6 (“FCPI 6”), FCPI La Banque Postale Innovation 7 (“FCPI 7”), Telcular Technology Limited, a Cypriot corporation (“Telcular”), Alexander Hoffmann, Ulrich Abend and Michael Jutsch entered into a Share Purchase and Assignment Agreement (the “Share Purchase Agreement”) pursuant to which Acme UK acquired IPTEGO for approximately $21.32 million in cash payments to the stockholders of IPTEGO. Pursuant to the Share Purchase Agreement, the acquisition of IPTEGO occurred by sale of 100% of the shares of IPTEGO to Acme UK effective as of April 26, 2012. As a result, IPTEGO became an indirect, wholly owned subsidiary of Acme Packet. IPTEGO is a rapidly growing provider of software solutions that offers real-time, end-to-end communications network intelligence, voice and video operations monitoring, customer experience management and fraud prevention and detection.

An aggregate of $1 million was placed into escrow pursuant to the terms of the Share Purchase Agreement. The full $1 million is subject to release on the one-year anniversary of the Share Purchase Agreement.

The Share Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K as Exhibit 2.1 to provide you with information regarding the terms of the agreements. Such agreements and the summaries of such agreements as set forth herein are not intended to modify or supplement any factual disclosures about Acme Packet or IPTEGO in Acme Packet’s public reports filed with the Securities and Exchange Commission. In particular, the Share Purchase Agreement and the related summaries are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Acme Packet and IPTEGO. The representations and warranties have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. The foregoing descriptions of the Share Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to the agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

On April 26, 2012, Acme Packet issued a press release to announce its acquisition of IPTEGO. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Acme Packet Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions, the expectations regarding the acquisition of IPTEGO, its ability to establish and maintain intellectual property rights, the ability to build and grow Acme Packet, the benefits and advantages of its products, including any enhancements or new features, services and programs, and Acme Packet’s ability to achieve its goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Acme Packet stock price used to determine stock-based compensation, the exercise pattern of employee stock options; difficulties expanding Acme Packet’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing Acme Packet’s financial performance; the ability to hire and retain employees and appropriately staff operations; Acme Packet’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Acme Packet’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

2.1	Share Purchase and Assignment Agreement, dated as of April 25, 2012, by and between Acme Packet UK Limited and the parties named therein.*

99.1	Press release, dated April 26, 2012, entitled “Acme Packet Acquires IPTEGO.”

*	In accordance with Item 601(b)(2) of Regulation S-K, annexes and schedules to the Share Purchase and Assignment Agreement have not been filed. The Share Purchase and Assignment Agreement contains a list briefly identifying the contents of all omitted annexes and schedules and the Company hereby agrees to furnish supplementally a copy of any omitted annex and/or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012

Acme Packet, Inc.

By:	/s/ Peter J. Minihane
Name: Peter J. Minihane
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1	Share Purchase and Assignment Agreement, dated as of April 25, 2012, by and between Acme Packet UK Limited and the parties named therein.*

99.1	Press release, dated April 26, 2012, entitled “Acme Packet Acquires IPTEGO.”

*	In accordance with Item 601(b)(2) of Regulation S-K, annexes and schedules to the Share Purchase and Assignment Agreement have not been filed. The Share Purchase and Assignment Agreement contains a list briefly identifying the contents of all omitted annexes and schedules and the Company hereby agrees to furnish supplementally a copy of any omitted annex and/or schedule to the Securities and Exchange Commission upon request.